EXHIBIT 99.1

Supplemental Financial Information for the twelve-month periods ended June 30, 2008 and 2007

Date of Report:  October 3, 2008

THE READER’S DIGEST ASSOCIATION, INC.

Reader’s Digest Road
Pleasantville, New York
10570-7000

The Reader’s Digest Association, Inc. and Subsidiaries

Supplemental Financial Information for the twelve-month periods ended June 30, 2008 and 2007

The accompanying unaudited combined pro forma statement of operations for the twelve-month period ended June 30, 2007 gives effect to the acquisition of The Reader’s Digest Association, Inc. and subsidiaries, the concurrent acquisitions of WRC Media, Inc. (WRC Media) and Direct Holdings U.S. Corp. (Direct Holdings) (collectively the “Acquisitions”), related purchase method of accounting and acquisition financing adjustments, as if such events had occurred on July 1, 2006.

This unaudited combined pro forma statement of operations is presented together with the audited consolidated statement of operations for the twelve-month period ended June 30, 2008 for comparative purposes only and does not purport to represent what our results of operations would actually have been had the Acquisitions, the related purchase method of accounting adjustments and the related acquisition financing adjustments, in fact, occurred on the assumed date or to project our results of operations for any future date or future period.

The accompanying combined pro forma statement of operations should be read in conjunction with the audited consolidated financial statements included within our 2008 and 2007 Annual Reports and with our Other Information - Pro Forma Financial Statements relating to the fiscal 2007 period.  Our 2008 Annual Report on Form 10-K was filed with the Securities and Exchange Commission, and our 2007 Annual Report and Other Information – Pro Forma Financial Statements were posted on our website (www.rda.com).

The Reader’s Digest Association, Inc. and Subsidiaries

Consolidated statement of operations for the twelve-month period ended June 30, 2008 and combined pro forma statement of operations for the twelve-month period ended June 30, 2007

(In millions)

	Twelve months ended June 30, 2008	Twelve months ended June 30, 2007	Variance
Revenues	$2,786.4	$2,691.1	$95.3
Product, distribution and editorial expenses	(1,223.4)	(1,245.1)	21.7
Promotion, marketing and administrative expenses	(1,568.2)	(1,544.0)	(24.2)
Goodwill and intangible asset impairment	(307.2)	--	(307.2)
Other operating items, net	(25.0)	(49.0)	24.0
Operating loss	(337.4)	(147.0)	(190.4)

Other expense, net	(169.1)	(160.1)	(9.0)
Loss before benefit for income taxes	(506.5)	(307.1)	(199.4)
Income tax benefit	4.5	45.0	(40.5)
Net loss	$(502.0)	$(262.1)	$(239.9)

Note:  Figures for the twelve months ended June 30, 2007 are unaudited.

The Reader’s Digest Association, Inc. and Subsidiaries

Revenues and operating profit (loss) by business segment for the twelve-month period ended June 30, 2008 and pro forma revenues and operating profit (loss) by business segment for the twelve-month period ended June 30, 2007

(In millions)

Revenues	Twelve months ended June 30, 2008	Twelve months ended June 30, 2007	Variance
Reader’s Digest United States	$836.0	$856.5	$(20.5)
Reader’s Digest International	1,632.7	1,496.2	136.5
School & Educational Services	458.1	552.1	(94.0)
Intersegment eliminations	(27.9)	(32.2)	4.3
Pro Forma / Purchase accounting adjustments (1)	(112.5)	(181.5)	69.0
	$2,786.4	$2,691.1	$95.3

Operating Profit (Loss)	Twelve months ended June 30, 2008	Twelve months ended June 30, 2007	Variance
Reader’s Digest United States	$84.3	$94.9	$(10.6)
Reader’s Digest International	142.8	96.3	46.5
School & Educational Services	(14.2)	8.3	(22.5)
Corporate (2)	(105.6)	(116.0)	10.4
Other operating items, net (3)	(25.0)	(49.0)	24.0
Goodwill and intangible asset impairment (4)	(307.2)	--	(307.2)
Pro Forma / Purchase accounting adjustments (1)	(112.5)	(181.5)	69.0
	$(337.4)	$(147.0)	$(190.4)

        Note:  Figures for the twelve months ended June 30, 2007 are unaudited.

(1)  Represents purchase accounting and pro forma adjustments for the fair value adjustments to deferred revenue.  In accordance with SFAS No. 141 “Business Combinations” and EITF Issue No. 01-3 – “Accounting in a Business Combination for Deferred Revenue of an Acquiree,” deferred revenues were required to be recorded at fair value upon the Acquisitions.   Deferred revenue fair value adjustments totaling $112.5 and $181.5 (on a pro forma basis) were recorded for the Reader’s Digest Association, Inc. and WRC Media, Inc. for the twelve-month periods ended June 30, 2008 and June 30, 2007, respectively.

The fair value adjustments recorded were prepared by a third-party valuation firm and were based upon the determination of estimated costs required to fulfill future copies of our magazine subscriptions to customers, plus a reasonable profit margin on these fulfillment obligations.  Estimated costs to fulfill include paper, printing, delivery, editorial and certain indirect costs such as overhead expenses, which are related to the fulfillment process.

(2)  Corporate includes expenses for the cost of governance and centrally managed expenses, as well as the accounting for U.S. pension plans, post-retirement healthcare costs, and other costs that are not allocated to the reportable segments, such as the amortization of intangible assets.  Governance and centrally managed expenses include costs for departments such as corporate finance, general corporate management, legal, public relations and treasury and for related information technology and facility costs incurred by these departments.

(3)  Other operating items, net, include restructuring and contractual charges, including period costs related to prior restructuring activities, and a gain on the sale of a certain non-strategic asset.

(4) Reflects goodwill and intangible impairment charges relating to our QSP, Weekly Reader, and Taste of Home Entertaining businesses.